UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2020

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-00395	31-0387920
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-1936

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 11, 2020, the Compensation and Human Resource Committee of the Board of Directors of NCR Corporation (“NCR” or the “Company”) approved the adoption of the NCR Corporation Deferred Compensation Plan (the “Plan”). The Plan permits a select group of management and highly compensated employees, including the Company’s named executive officers, to defer certain compensation as described herein.

The Plan is a nonqualified and unfunded arrangement intended to be exempt from the participation, vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan is further intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended. The obligations of the Company under the Plan will be general unsecured obligations to pay deferred compensation (together with any deemed investment earnings) to Plan participants in the future from the general assets of the Company. In its sole discretion, the Company may establish a “rabbi” trust to hold assets which the Company may use from time to time to satisfy its obligations pursuant to the Plan.

Under the Plan, eligible participants may irrevocably elect to defer on a pre-tax basis up to 50% of base salary, up to 75% of annual bonus and up to 100% of certain restricted stock unit grants. Deferred amounts will be deemed invested in certain notional investment alternatives made available under the Plan. Participants will be 100% vested at all times in their accounts under the Plan. The Company will not provide any matching or discretionary contributions to the Plan on behalf of any participant.

Distributions to participants under the Plan generally will commence approximately six months following a separation from service with the Company, and may be made in a lump sum, or in annual installments over 5, 10 or 15 years, in accordance with participant elections. Participants may also elect “in-service” distributions to be made during employment (subject to certain minimum deferral periods). In the event of an unforeseeable emergency, the Plan permits certain distributions to participants in accordance with Internal Revenue Service rules.

The Chief Human Resources Officer of the Company will serve as the Plan administrator. The Company may, at any time and in its sole discretion, modify, amend or terminate the Plan, in whole or in part, so long as such action does not reduce vested amounts previously accrued by participants under the Plan.

The foregoing description is qualified in its entirety by reference to the Plan, a copy of which will be filed by the Company as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ James M. Bedore
James M. Bedore
Executive Vice President, General Counsel and Secretary

Date: December 16, 2020